Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY

COLLABORATION AGREEMENT

CONTRACT DETAILS

1.	COCHLEAR	Name of Contracting Party	Cochlear Limited (“Cochlear”)
		ABN	96 002 618 073
		Address	1 University Avenue, Macquarie University NSW 2109, Australia
		Contact Phone	[***]
		Contact Person Copy of legal notices to be addressed to:	[***] [***]
2.	NYXOAH	Name of Contracting Party	Nyxoah SA (“Nyxoah”)
		Registration number in Crossroads Bank for Enterprises (Banque Carrefour des Enterprises)	0817.149.675
		Address	Rue Edouard Belin 12, 1435 Mont-Saint-Guibert, Belgium
		Contact Phone	[***]
		Contact Person	[***]
3.	COMMENCEMENT DATE		7 November 2018
4.	PROJECT		Collaboration between Cochlear and Nyxoah for the purposes of, among other potential areas of collaboration between them, furthering development and progressing commercialisation of implantable treatments for sleep disordered breathing, as further detailed in the Initial Statements of Work attached as Schedule 1.

Important Note: By signing below the parties agree to the terms set out above and in the attached document entitled “Collaboration Terms and Conditions”.

SIGNED AS AN AGREEMENT:

Authorised Representative for Cochlear Limited
Name	[***]
Position	[***]
Signature	[***]	Date	6 November 2018

Authorised Representative for Nyxoah SA
Name	[***]
Position	[***]
Signature	[***]	Date	7 November 2018

Company Confidential	Page 1

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

COLLABORATION AGREEMENT TERMS AND CONDITIONS

Important Note: This document must be read in conjunction with the Contract Details (as defined below)

RECITALS

(A)	Cochlear (as defined in item 1 of the Contract Details) and its Affiliates carry on the business of research, development, manufacturing and sale of hearing prostheses, speech processors and other medical apparatuses and implants, including relevant parts, accessories, associated equipment and software, and of improving hearing health generally.

(B)	Nyxoah (as defined in item 2 of the Contract Details) and its Affiliates carry on the business of research, development, manufacturing and sale of apparatuses and implants, including relevant parts, accessories, associated equipment and software for sleep disordered breathing, and for improving sleep disordered breathing generally.

(C)	The Parties wish to enter into a collaborative project initially as described in the Initial Statements of Work. The Parties agree to conduct the Project on the terms of this Agreement and all agreed Statements of Work.

IT IS AGREED THAT:

1      DEFINITIONS

1.1	In this Agreement:

Affiliate with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or Controls said Party, or is owned or Controlled by said Party, or is under common ownership or Control with said Party.

Agreement means this agreement, including the Contract Details and Schedules.

Authorisation means

(a)	an authorisation, approval, consent, declaration, exemption, notarisation or waiver, however it is described; and

(b)	in relation to anything that could be prohibited or restricted by law if a Government Agency acts in any way within a specified period, the expiry of that period without that action being taken,

including any relating to human research, animal research, or hazardous substances, and including any renewal or amendment.

Background IP means, in relation to a Party, all Intellectual Property owned by or licenced to that Party before the Commencement Date or acquired or developed by that Party after the Commencement Date (other than Project IP).

Belgian VAT Code means the Belgian “Wetboek van de belasting over de toegevoegde waarde / Code de la taxe sur la valeur ajoutée” as amended from time to time.

Business Day means any day (other than a Saturday or a Sunday) on which commercial banks are open for business in each of Brussels, Belgium, Tel Aviv, Israel and Sydney, Australia.

C-2-C SCC means the SCC adopted by the European Commission in its Decision C(2004)915, enabling transfers of personal data from a Controller located in the EEA to another Controller located outside the EEA.

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Collaboration Agreement

C-2-P SCC means the SCC adopted by the European Commission in its Decision C(2010)593, enabling transfers of personal data from a Controller located in the EEA to a Processor located outside the EEA.

Change of Control means any change of Control of the Person concerned, including:

(a)	the loss of the exclusive Control;

(b)	the loss of one or more of the (three) criteria used in the definition of Control; or

(c)	in case of common Control, the loss of common Control or the modification of the parties of the common Control, including the replacement of any Person holding the common Control.

Cochlear Field means [***].

Commencement Date means the date specified in item 3 of the Contract Details or, if no date is so specified, the date this Agreement is executed by the last of the parties to execute it.

Commercialise or Commercialisation means, in relation to Project IP:

(a)	to use the Project IP to provide a service for which a financial gain or benefit is received;

(b)	to use the Project IP to create a product which is, or is to be, marketed, offered for sale, sold, hired, leased, distributed, made available to others or otherwise used for financial gain or benefit;

(c)	to incorporate the Project IP into a product which is, or is to be, marketed, offered for sale, sold, hired, leased, distributed or made available to others for financial gain or benefit;

(d)	to grant others rights to use the Project IP for a financial gain or benefit.

Confidential Information means in respect of a Party, all information in any form or media:

(a)	relating to that Party’s Party Data, Party Materials, Project IP or Background IP; or

(b)	other information (including Personal Information) given by, or acquired from, that Party or its Personnel, directly or indirectly, whether before, on or after the date of this Agreement, including information relating to, but not limited to strategic, business, market insights, commercial, financial, clinical, scientific or technical information, software, demonstration programs, routines, algorithms, computer systems, techniques, documentation, designs, devices, hardware, procedures, formulas, inventions, improvements, concepts, mock-ups, images, records, files, memoranda, reports, drawings, plans, price lists, vendor and customer lists, and/or other commercial or scientific information, but does not include information that the Recipient can establish, to the reasonable satisfaction of the Discloser, is Excluded Information.

Contract Details means all of the details set out on page 1 of this Agreement.

Contributions in relation to a Party, means the cash or in-kind contributions to the Project as set out in a Statement of Work.

Control means and any derivation thereof, means with respect to any Person, any other Person, who has, directly or indirectly:

(a)	the majority of the outstanding voting interests in the Person concerned;

(b)	the power, by contract or otherwise, to exercise, legally or factually, a determining influence on the appointment or dismissal of the majority of the directors, trustees, general partners or other governing body as applicable, in the Person, or

(c)	the power, by contract or otherwise, to exercise, legally or factually, a determining influence on the orientation of the Person's management.

Controller shall have the meaning given to it in the GDPR.

EEA means European Economic Area, i.e. the Member States of the European Union plus Iceland, Norway and Liechtenstein.

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Collaboration Agreement

EU Data Protection Legislation means any applicable law of the European Union (including the GDPR) or any of its Member States protecting Personal Data.

Excluded Information means information that:

(a)	is or has become generally known or available to the public or is or has become known or available to one or more other Persons who are under no obligation to maintain its confidentiality, unless such knowledge or availability is due to any breach of any obligation of confidentiality; or

(b)	was in the possession of a Party at the time the other Party first disclosed the relevant information to the first Party, other than as a result of any breach of any obligation of confidentiality to the other Party by any Person; or

(c)	is or was independently developed by a Party without relying on, referring to, or incorporating any of the Confidential Information of the other Party.

Discloser means:

(a)	in respect of Confidential Information, the Party which discloses that Confidential Information to the other Party; and

(b)	in respect of Project Confidential Information, either Party.

Disclosure Requirement means any order of or from any Government Agency, court or other tribunal having power or jurisdiction over the relevant Person and requiring the disclosure of any Confidential Information or Project Confidential Information, or any other requirement to disclose Confidential Information or Project Confidential Information under any law or regulation applicable to the relevant Person (including the listing rules of any relevant securities or commodities exchange).

Encumbrance means a licence, option, mortgage, charge, pledge, lien, legal or equitable interest, right of evaluation or refusal, undertaking as to confidentiality, hypothecation or title retention arrangement, or an easement, restrictive covenant, caveat or similar restriction over property, or an agreement to create any of them or to allow any of them to exist.

End Date means the date of completion of the last Statement of Work under this Agreement.

Fees mean compensation payable to a Party in respect of Contributions or Services provided by the other Party under a Statement of Work (for the avoidance of doubt, excluding royalties and/or technology access fees).

GDPR means European Regulation No 2016/679 dated 27 April 2016 on the protection of natural persons with regard to the processing of personal data and on the free movement of such data, and repealing Directive 95/46/EC

Generic Field means [***].

Government Agency means:

(a)	a government or government department or other body (including any administrative body);

(b)	a governmental, semi–governmental or judicial person including a statutory corporation (including a securities or commodities exchange); or

(c)	a Person (whether autonomous or not) who is charged with the administration of a law.

GST, GST Law and other terms used in clause 14 have the meanings used in the A New Tax System (Goods and Services Tax) Act 1999 (Australia), except that GST Law includes any applicable rulings issued by the Commissioner of Taxation (Australia).

Hearing Conditions means [***].

Improvements means any modification, improvement or enhancement to, or development of Background IP created in the course of the Project, but shall not include any modification, improvement, enhancement or development that is patentable in its own right or which is based on Know How or Confidential Information of the Party not owning the relevant Background IP.

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Collaboration Agreement

Initial Statements of Work means the Statements of Work attached at Schedule 1, as they may be amended in accordance with this Agreement.

Intellectual Property means any and all existing and future rights throughout the world conferred by statute, common law, equity or any corresponding law in or in relation to copyright, trademarks, designs, patents (including Patent Rights), databases, circuit layouts, plant varieties, business and domain names, inventions, trade secrets, Know How and Confidential Information and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields whether or not registrable, registered or patentable. These rights include all rights in all applications to register these rights all renewals and extensions of these rights and all rights in the nature of these rights, excluding Moral Rights.

Know How means scientific, technical and other information which is not in the public domain including discoveries, concepts, data, formulae and algorithms, ideas, specifications, procedures for experiments and tests and results of experiments, experimentation and testing, results of research and development and information in laboratory records, case reports, data analyses and summaries.

Licenced Background IP means a Party’s Background IP that has been explicitly designated in an agreed Statement of Work as being subject to the licences contemplated in clauses 6.1(b) to 6.1(d) and for which associated licensing terms, including technology access fees and/or royalties (if any), have been agreed in the Statement of Work.

Loss means any damage, loss, cost, expense, claim, obligation or liability (including lost profits, fines, charges, compensation and penalties) effectively incurred, borne or made by the relevant legal entity or individual, to be calculated in accordance with the provisions of the Belgian Civil Code (including articles 1149, 1150 and 1151 of the Belgian Civil Code) and including, for the avoidance of doubt, any reasonable lawyers' fees and expenses.

Milestones means any significant event, stage or waypoint in relation to the conduct of the Project as set out in any Statement of Work.

Moral Rights means a right of integrity of authorship, a right of attribution of authorship, a right not to have authorship falsely attributed, an initial divulgation right and/or a right of a similar non-pecuniary nature which is conferred by Title 5 of Book XI of the Code of Economic Law, and which exists or comes to exist anywhere in the world, in relation to a copyright work or other copyright subject matter.

Nyxoah Field means methods, apparatuses, software and systems directed to:

(a)	[***]; and

(b)	[***].

Parties means the parties to this Agreement and Party means any of them.

Party Data means all data and information (including Confidential Information) relating to a Party and its Affiliates and its and their operations, facilities, Personnel, assets, products, sales and transactions in whatever form whether entered into, stored in, generated by or processed as part of the Project, and includes any:

(a)	database in which such data or information is stored; and

(b)	documentation or records related to such data or information.

Party Materials means any software, technical documentation, research records or other material or information (whether in written or electronic form) supplied by a Party or any of its Personnel in connection with the Project.

Patent Rights means rights with respect to existing and future patent applications (including all divisional, continuation, and continuations-in-part, patents of addition, utility models or like patent applications claiming or sharing priority therefrom), any and all issued and unexpired patents arising from any of such applications, any and all issued and unexpired reissues, re-examinations, renewals, extensions, restorations, and supplemental protection certificates, including the right to apply for registration of any of the foregoing rights.

Person includes any natural person, firm, corporation, partnership, association, joint venture, government department or agency, or any other person or persons (incorporated or unincorporated).

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Collaboration Agreement

Personal Information has the meaning attributed to that term in the Privacy Legislation and includes all information which constitutes “personal data” under the GDPR.

Personnel means, in relation to a Party, any director, officer, employee, agent, contractor, sub-contractor, or other representative of that Party or of any of its Affiliates.

Premises means any building, premises or location occupied by a Party or any of its Affiliates and from or at which the relevant entity carries on its business(es) or conducts its activities.

Privacy Legislation means the Privacy Act 1988 (Australia), as applicable, the EU Data Protection Legislation, as applicable, and/or any other applicable data privacy legislation in any jurisdiction from time to time which applies to the Parties.

Processor shall have the meaning given to it in the GDPR.

Project means the project represented by all agreed Statements of Work.

Project Confidential Information means information regarding the substance and status of work undertaken in the Project, including Reports, Records and other work papers, but does not include:

(a)	information that a Party can establish, to the reasonable satisfaction of the other Party, is Excluded Information; or

(b)	the outcomes and final results of the Statement of Work (except for details of the Statement of Work to be kept confidential in accordance with clause 9.5(d)).

Project IP means all Intellectual Property created or developed by the Parties in or in relation to the conduct of the Project, but does not include Background IP or Improvements.

Project Leaders has the meaning given in clause 3.1.

Project Steering Committee means an oversight committee in respect of the Project, initially comprising the Personnel of the Parties nominated in this Agreement.

Recipient means:

(a)	in respect of Confidential Information, the Party which acquires that Confidential Information from the other Party or the other Party’s Personnel; and

(b)	in respect of Project Confidential Information, each Party.

Records has the meaning given in clause 5.1.

Reports means all reports in relation to the Project provided in accordance with this Agreement and any agreed Statement of Work.

Representatives means all Personnel of a Party involved in the Services under this Agreement.

Representative Data means Personal Information relating to Representatives.

Services means the services to be provided by Nyxoah and Cochlear and each of their Affiliates, in each case as set out in a Statement of Work.

Shareholders’ Agreement means the shareholders’ agreement relating to Nyxoah, dated 5 October 2018, entered into between the shareholders of Nyxoah (including Cochlear Investments Pty Ltd) in the presence of Nyxoah.

Standard Contractual Clauses or SCC means a template personal information transfer agreement pre-approved by the European Commission enabling transfers between legal entities located in the EEA and legal entities located outside in compliance with the EU Data Protection Legislation.

Subscription Agreement means the subscription agreement relating to a Series B2 Preferred Share investment in Nyxoah, dated 20 September 2018, entered into between Nyxoah, Cochlear Investments Pty Ltd and the shareholders of Nyxoah.

Surviving Provisions means clauses 1, 4.7, 4.8, 5, 6,7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 of this Agreement.

Statement of Work means the Initial Statements of Work and any other statement of work that may be agreed by the Parties from time to time in accordance with this Agreement.

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Collaboration Agreement

Tax means any tax, levy, impost, charge, rate or tariff (including any Value Added Tax) which is levied, imposed, demanded or collected under any legislation or by any government Person including any associated interest, charge, penalty, fine or other amount.

Term has the meaning given to it in clause 15.1.

Value Added Tax means GST or any other form of sales or value added tax in an applicable jurisdiction.

2	CONDUCT OF THE PROJECT

2.1	The Parties will conduct the Project in accordance with this Agreement and all agreed Statements of Work.

2.2	Each Statement of Work will be agreed and executed by the Parties and will set out the Parties’ respective Contributions and Services to be used, applied and provided under the Statement of Work, including in respect of the agreed phase and Milestone specified in the Statement of Work, as well as a detailed breakdown of the overall costs and expenses to be incurred under the Statement of Work. Each Statement of Work will also set out:

(a)	the Fees payable by each Party for the Contributions and Services of the other Party as agreed in the Statement of Work (which may be charged on a per hourly basis or subject to a fee cap or other fixed priced mechanism as agreed in the relevant Statement of Work);

(b)	the Licenced Background IP (if any) to be licenced under clauses 6.1(b) to 6.1(d) in connection with the Statement of Work, and the terms and amount of royalties and/or technology access fees payable (if any) in respect of that Licenced Background IP as agreed in accordance with clause 2.5; and

(c)	any other agreed parameters for the work to be performed under the Statement of Work, which may include timelines, service levels, deliverables and designation of relevant Party Personnel.

2.3	Subject to other arrangements which may be specified in a Statement of Work, the Parties will invoice Fees on a monthly basis, with payment due within 30 days of the invoice date and overdue Fees will accrue simple interest daily at a rate of 5% per annum.

2.4	Where under a Statement of Work the provision of any Services, Contributions or access to Background IP is conditional upon achievement of any Milestone, the relevant Party will only be required to provide the Service, Contribution or access to Background IP upon achievement of the relevant Milestone (unless otherwise agreed by the Parties in writing).

2.5	Any new Statement of Work may include, and either Party may request that any existing Statement of Work may be amended or supplemented from time to time in accordance with clause 4.2(c) to add, Licenced Background IP to the Statement of Work. Where a Party requests that Licenced Background IP (which may, for the avoidance of doubt, include any relevant Intellectual Property, also beyond Patent Rights) be added to an existing Statement of Work:

(a)	the Parties will:

(i)	first discuss in good faith whether the proposed Licenced Background IP should be added to the Statement of Work; and

(ii)	if the Parties agree that the proposed Licenced Background IP should be added to the Statement of Work, negotiate the terms and amount of any royalties and/or technology access fees (if any) payable in respect of the proposed Licenced Background IP in good faith with regard to a fair and reasonable assessment (assuming arm’s length negotiations) of the value of the proposed Licenced Background IP;

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Collaboration Agreement

(b)	either Party may elect to pause work on the Statement of Work for a period not to exceed 30 days to facilitate the discussions and negotiations contemplated in clause 2.5(a); and

(c)	where the Parties have been unable to agree whether to include the proposed Licenced Background IP in the Statement of Work, or the terms and amount of royalties and/or technology access fees to be paid (if any) in respect of the proposed Licenced Background IP, after the period referred to in clause 2.5(b), the Party to whom the proposed Licenced Background IP was proposed to be licenced may elect to terminate further work under the relevant Statement of Work.

2.6	Subject to clause 6.9, each Party must:

(a)	use good faith and diligent efforts to discharge its obligations under each Statement of Work in a timely manner and within the budget parameters set in the relevant Statement of Work;

(b)	discharge its obligations under each Statement of Work using due care and skill, and in accordance with all applicable laws, regulations and research and development practice standards and codes;

(c)	use good faith and diligent efforts to obtain and maintain for the Term all Authorisations which are required in order to carry out its obligations under each Statement of Work, and notify the other Party in writing promptly if any such Authorisation is cancelled, withdrawn or suspended;

(d)	apply the appropriate equipment, facilities and Personnel reasonably necessary to carry out its obligations under each Statement of Work;

(e)	comply with all laws, regulations and terms of use, and the requirements of any Government Agency or Authorisation, applicable to its provision of Contributions and Services under each Statement of Work; and

(f)	discuss in good faith arrangements and funding to address any delays or cost overruns in respect of any agreed Statement of Work, having regard to the Parties’ respective obligations under the Statement of Work and the reasons for the relevant delay or cost overrun. Without prejudice to the prior sentence, the Parties acknowledge that this clause 2.6(f) does not mean that a Party shall be obliged to accept delays or cost overruns.

2.7	Subject to clause 6.9, the Parties must and must procure that their respective Personnel:

(a)	use good faith and diligent efforts to conduct the Project efficiently and expeditiously in accordance with each Statement of Work;

(b)	not knowingly infringe the Intellectual Property of any Person in carrying out the Project; and

(c)	comply with the terms and conditions of this Agreement as if each of their respective Personnel was a party to this Agreement.

2.8	Each Party represents and warrants to the other Party that:

(a)	subject to the acquisition of any equipment or consumables referred to in an agreed Statement of Work, it has the facilities and resources to carry out its obligations under each agreed Statement of Work; and

(b)	it has no reason to believe that any of the timeframes specified in an agreed Statement of Work are unlikely to be met.

2.9	At either Party’s request, the Parties must meet to discuss and review the conduct of work under each existing Statement of Work.

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Collaboration Agreement

2.10	Each Party’s obligation to provide Contributions or Services in respect of the Project will be subject to the following limitations:

(a)	each of the Parties acknowledges that, subject at all times to a Party’s compliance with its obligations as set out in the relevant Statement of Work, in performing the Services and providing Contributions, each Party will be entitled to make all decisions regarding the manner of its performance of its obligations under a Statement of Work, including the internal allocation of its resources including Personnel; it being understood, however, that each Party will have the right to object to the allocation of Personnel made by the other Party following a reasonable assessment of the Personnel credentials and/or their suitability for the Project and the other Party shall take any such objection(s) into account without prejudice to clause 17;

(b)	in no event will a Party be required to provide Services or Contributions where in the Party's reasonable opinion, doing so would violate any law or regulation applicable to it or any of its Affiliates, or any contractual rights or terms of use that apply to any of them; provided, however, that where a Party is excused from providing Services or Contributions under this clause 2.10, it will consider in good faith a reasonable proposal from the other Party as to how the relevant Services or Contributions might be provided in compliance with the relevant law, regulation, contractual rights or terms of use and the Parties will in good faith agree any associated incremental costs.

2.11	Except as provided in clause 6.9 and unless explicitly agreed otherwise between the Parties, to the extent of any inconsistency between the terms and conditions of this Agreement and the contents of a Statement of Work, the contents of this Agreement will prevail.

3	PROJECT LEADERS

3.1	Work under each agreed Statement of Work is to be coordinated by two project leaders, one appointed by Nyxoah and one appointed by Cochlear (the Project Leaders), under the guidance and supervision of the Project Steering Committee on any issues for which the Project Steering Committee deems this useful.

3.2	If a Project Leader ceases to be employed by a Party, or is otherwise unable to continue in his or her role for any reason, the Party that appointed that Project Leader may nominate a replacement with suitable experience and qualifications and reasonably acceptable to the other Party. If the other Party reasonably and in good faith objects to a nominated replacement, the nominating Party will be entitled to nominate an alternative replacement. If the Parties are unable to agree a replacement Project Leader within 40 Business Days, either party may commence the dispute resolution procedure in clause 18.

3.3	The Project Leaders are to meet and discuss progress of work under the relevant Statement of Work as often as is necessary for the proper conduct of such work, and in any event at least monthly (or more frequently if agreed in the Statement of Work).

3.4	The Project Leaders will discuss and agree:

(a)	overall management of work under the relevant Statement of Work, including coordination and management of designated resources;

(b)	changes to the work plan under any Statement of Work (within any parameters set in the Statement of Work), including deployment of resources or allocation of roles or responsibilities; and

(c)	design decisions and changes (within any parameters set in the relevant Statement of Work).

3.5	All decisions of the Project Leaders, including in respect of any decision under clauses 3.4(b) or 3.4(c) will be by mutual consent (consensus).

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Collaboration Agreement

3.6	The Project Leaders must jointly prepare and issue to the Project Steering Committee:

(a)	on a monthly basis, a written or electronic summary report updating the progress of the Project, and summarising work under each open Statement of Work since the previous report; and

(b)	on a quarterly basis for discussion at the meeting of the Project Steering Committee to be held under clause 4.3(a), a summary of Project IP reported under clause 6.7 for each open Statement of Work and a summary of Background IP of either Party that has been identified as potentially necessary to the work contemplated under each open Statement of Work (it being understood that this summary will be based on the actual knowledge of the Project Leaders at the time of preparing the summary).

3.7	Within 90 Business Days of completion of a Statement of Work, the Project Leaders must jointly prepare and issue to the Project Steering Committee a final written report in respect of the Statement of Work, including:

(a)	whether all development goals set out in the relevant Statement of Work were achieved, and if not, the reasons why not;

(b)	a review of the Parties’ respective issued patent portfolios for the purpose of identifying the Parties’ respective patents (if any) that apply to the results of the Statement of Work; and

(c)	details of the Statement of Work that they propose to be kept confidential in accordance with clause 9.5(d).

3.8	Within 30 Business Days of the End Date or earlier termination of this Agreement for any reason, the Project Leaders must jointly prepare and issue to the Project Steering Committee a final written report, including:

(a)	whether all development goals set out in all open Statements of Work were achieved, and if not, the reasons why not; and

(b)	any recommendations for further work.

4	PROJECT STEERING COMMITTEE AND PERSONNEL

4.1	Each Party must appoint two members of its Personnel to the Project Steering Committee for the Project (which for Nyxoah must include at least one member of Nyxoah’s executive team). The initial members of the Project Steering Committee will be:

For Nyxoah	[***] [***]
For Cochlear	[***] [***]

Each Party is entitled to replace either or both of its members of the Project Steering Committee at any time on written notice to the other Party.

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Collaboration Agreement

4.2	Each Party must ensure that its members of the Project Steering Committee oversee the Project on behalf of that Party, including:

(a)	monitoring and managing the overall relationship between the Parties;

(b)	consulting with each of the Parties on the strategic direction of the collaboration between the Parties and on potential future work packages and Statements of Work;

(c)	approving any amendment or supplementation of any Statement of Work, including any changes with respect to the work plan, scope, costs, timing or other operational parameters under the Statement of Work;

(d)	ensuring that budget and resources for the Project are allocated in accordance with this Agreement and each Statement of Work;

(e)	monitoring the progress of the Project with a view to meeting the timeframes (including any Milestones and Project phases) specified in each Statement of Work;

(f)	determining which details of a Statement of Work are to be kept confidential in accordance with clauses 9.5(d) and 9.5(f); and

(g)	liaising with the other Party's Project Steering Committee members in the management of the Project from time to time, including in respect of escalation of key issues from the Project Leaders.

4.3	Each Party will ensure that its Project Steering Committee members comply with the following requirements for proceedings of the Project Steering Committee:

(a)	the Project Steering Committee will meet no less frequently than quarterly during the Term;

(b)	quorum for any meeting of the Project Steering Committee will require attendance by at least one Project Steering Committee member nominated by each Party including the member of Nyxoah’s executive team on the Project Steering Committee;

(c)	without prejudice to clause 4.4, decisions of the Project Steering Committee will require an affirmative vote of at least one Project Steering Committee member nominated by each Party; and

(d)	at its first meeting, the Project Steering Committee will adopt policies and procedures for future meetings (including for agenda setting and conduct of the meetings).

4.4	Each Party acknowledges that members of the Project Steering Committee will act as representatives of their nominating Party and will be permitted to represent their nominating Party’s interests and to share all information obtained as members of the Project Steering Committee with their nominating Party.

4.5	Each Party must notify the other Party prior to or immediately upon the occurrence of any change in the circumstances, role, or status of any of the first Party’s Project Steering Committee members. Each Party must use its best endeavours to replace as soon as is reasonably practicable a Project Steering Committee member who resigns or ceases or suspends for 30 consecutive days his or her participation in the Project with a person of equivalent skills and experience.

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Collaboration Agreement

4.6	Each Party must ensure that before commencing any work on the Project or having access to any Confidential Information of the other Party, the first Party’s Personnel have contractually:

(a)	assigned and agreed to assign to the first Party their entire interest in any Project IP they may develop or acquire, and waive their Moral Rights in such Project IP to the extent permitted by law; and

(b)	undertaken to keep the other Party’s Confidential Information and the Project Confidential Information confidential on substantially the same terms as the first Party’s obligations under this Agreement.

4.7	Each Party is solely responsible for:

(a)	all remuneration and entitlements;

(b)	work care levies, workers’ compensation, group tax, payroll tax, superannuation or pension fund guarantee charges and other imposts or levies imposed by law;

(c)	any expenses and allowances;

(d)	any payment on termination of employment; and

(e)	any payment on termination of the Project,

payable to, or in relation to, that Party’s Personnel.

4.8	Each Party is solely responsible for checking and approving all references and background checks for that Party’s Personnel in accordance with its customary practices.

5      REPORTING AND RECORDS

5.1	Each Party must procure that its Personnel engaged on the Project prepare Reports to the Project Steering Committee in the form and at the times specified by the Project Steering Committee. These Reports will be provided directly to Nyxoah and Cochlear as well.

5.2	Each Party must, and must ensure that its Personnel:

(a)	maintain organised and legible records, in sufficient detail and in good scientific manner, which are complete and accurate and which fully and properly reflect all work done and results achieved in the performance of the Project (“Records”); and

(b)	keep and maintain the Records for the Term and three (3) years after the Term, or such longer period as the other Party reasonably requests or as required by law.

5.3	Each Party must keep and maintain during the Term and for three (3) years thereafter, or such longer period as the other Party reasonably requests or as required by law, separate financial accounts, prepared in accordance with applicable laws and (unless inconsistent with those laws) applicable accounting standards to record all payments made to it by the other Party, and all expenditure(s) incurred by it in carrying out the Project.

5.4	Either Party may during the Term and for three (3) years thereafter with reasonable notice to the other Party and during normal business hours, visit the other Party’s or its Affiliates’ premises to audit the other Party’s and its Affiliates’ records, procedures and systems as is required under the auditing Party’s quality management system. This right of audit may only be exercised to the extent reasonably required to comply with the auditing Party’s quality management system, and in any event not more than twice in any given 12 month period. In conducting the audit, the auditing Party must take reasonable steps to minimise its distraction to the audited Party’s (or its Affiliates’) operations.

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5.5	Each Party must provide to the other Party, within 14 days of a written request by the other Party, a copy of any Records or financial accounts in respect of the Project required to be kept by it under this clause 5.

6      INTELLECTUAL PROPERTY

6.1	The following arrangements apply in respect of each Party’s Background IP:

(a)	each Party acknowledges that the other Party retains ownership of the other Party’s Background IP;

(b)           for the duration of the Term:

i.	Cochlear hereby grants to Nyxoah a [***] licence to the Cochlear Licenced Background IP specifically identified in each agreed Statement of Work for use in the Nyxoah Field (except as explicitly agreed otherwise in the relevant Statement of Work), but only for the purpose of carrying out the Project, and in the Cochlear Field but only to the extent required for carrying out the Project; and

ii.	Nyxoah hereby grants to Cochlear a [***] licence to the Nyxoah Licenced Background IP specifically identified in each agreed Statement of Work for use in the Cochlear Field (except as explicitly agreed otherwise in the relevant Statement of Work), but only for the purpose of carrying out the Project, and in the Nyxoah Field, but only to the extent required for carrying out the Project; and

(c)	for the duration of the Term, each Statement of Work will specify any royalties and/or technology access fees (agreed in accordance with clauses 2.2 or 2.5) to be payable in respect of the licences granted under clause 6.1(b) (if any); and

(d)	effective as of the expiration or earlier termination of the Term:

i.	the licences granted under clauses 6.1(b) will terminate;

ii.	other than where Cochlear has terminated this Agreement under clause 15.3(a) (or where a licence in respect of the relevant Cochlear Licenced Background IP has already been agreed by the Parties for the period following expiration or earlier termination of the Term), Cochlear will grant to Nyxoah a [***] licence to the specific Cochlear Licenced Background IP licenced under clause 6.1(b)i for use in the Nyxoah Field (except as explicitly agreed otherwise in the relevant Statement of Work) on terms (which may include an obligation for Nyxoah to pay to Cochlear royalties and/or technology access fees) agreed in good faith with regard to a fair and reasonable assessment (assuming arm’s length negotiations) of the value of the relevant Cochlear Licenced Background IP; and

iii.	other than where Nyxoah has terminated this Agreement under clause 15.3(a) (or where a licence in respect of the relevant Nyxoah Licenced Background IP has already been agreed by the Parties for the period following expiration or earlier termination of the Term), Nyxoah will grant to Cochlear a [***] licence to the specific Nyxoah Licenced Background IP licenced under clause 6.1(b)ii for use in the Cochlear Field (except as explicitly agreed otherwise in the relevant Statement of Work) on terms (which may include an obligation for Cochlear to pay to Nyxoah royalties and/or technology access fees) agreed in good faith with regard to a fair and reasonable assessment (assuming arm’s length negotiations) of the value of the relevant Nyxoah Licenced Background IP.

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6.2	The following arrangements apply in respect of Improvements:

(a)	[***];

(b)	[***]; and

(c)	[***].

6.3	The following arrangements apply in respect of Project IP in which Patent Rights subsist:

(a)	[***];

(b)	[***];

(c)	[***];

(d)	for the duration of the Term:

(i)	Cochlear hereby grants to Nyxoah a [***] licence, exclusive (including as to Cochlear) in the Nyxoah Field and non-exclusive in any other field except for the Cochlear Field (in which no licence is granted), to the Project IP vesting in Cochlear under clause 6.3(a);

(ii)	Nyxoah hereby grants to Cochlear:

6.3.b.ii.1	a [***] licence to the Project IP vesting in Nyxoah under clauses 6.3(b) and 6.3(c) for the sole purpose of carrying out the Project; and

6.3.b.ii.2	a [***] licence, exclusive (including as to Nyxoah) in the Cochlear Field and non-exclusive in any other field except for the Nyxoah Field (in which no licence is granted), to the Project IP vesting in Nyxoah under clauses 6.3(b) and 6.3(c), [***]; and

(e)	effective as of the expiration or earlier termination of the Term:

(i)	the Party holding title to the Project IP in which Patent Rights subsist pursuant to this clause 6.3 will be free to exploit any such Intellectual Property for any purpose (including, subject to the limitations in clauses 6.3(e)(ii) and6.3(e)(iii), sub-licensing and Commercialisation) without notice, consent or accounting to the other Party;

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(ii)	other than where Cochlear has terminated this Agreement under clause 15.3(a), Cochlear will grant to Nyxoah a [***] licence in all fields except for the Cochlear Field (in which no licence is granted) to the specific Project IP licenced under clause 6.3(d)(i). Cochlear agrees that:

6.3.c.ii.1	[***]; and

6.3.c.ii.2	[***]; and

(iii)	other than where Nyxoah has terminated this Agreement under clause 15.3(a), Nyxoah will grant to Cochlear a [***] licence in all fields except for the Nyxoah Field (in which no licence is granted) to the specific Project IP licenced under clause 6.3(d)(ii). Nyxoah agrees that:

6.3.c.iii.1	[***]; and

6.3.c.iii.2	[***].

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6.4	Title to all Intellectual Property subsisting in Project IP in which no Patent Rights subsist vests in [***].

6.5	Patent Rights in Project IP will be presumed not to exist unless otherwise determined by agreement of the Parties (acting reasonably and in good faith).

6.6	Each Party acknowledges and agrees that, during the Term, the licences granted under clauses 6.1(b), and the licence granted to Cochlear under clause 6.3.d.ii.1, will be sub-licensable by the other Party:

(a)	to any Affiliate of the other Party that is involved in the Project; and

(b)	with the prior written consent (not to be unreasonably withheld or delayed) of the Party granting the licence, to third parties supplying services in connection with the Project,

(c)	in either case only to the extent necessary to undertake the Project in accordance with this Agreement and each agreed Statement of Work.

6.7	If at any time either Party considers that any Project IP it develops is patentable or suitable for any other form of registration, it must promptly communicate that fact to the other Party. Promptly following such notification, the Intellectual Property representatives of each of the Parties shall discuss in good faith the registration procedure (including the scope of the patent disclosure and the patent filing strategy). The owner of the relevant Project IP shall be responsible for the maintenance and prosecution costs.

6.8	Each Party shall promptly execute and deliver to the other Party any instrument or other document which the other party may reasonably request in order to give effect to this clause 6, give the other Party all information and assistance reasonably requested by the other Party (at the other Party’s expense) for the purpose of any application for registration or protection of any the other Party’s rights under this clause 6 and shall promptly execute and deliver any document required in connection with any such application.

6.9	Each Party acknowledges and agrees that the provisions of this clause 6 are subject to any Intellectual Property arrangements specifically agreed between the Parties in a Statement of Work, and will be superseded by any such arrangements in case of any inconsistency.

6.10	Each Party represents and warrants to the other Party that:

(a)	it owns or controls its Licenced Background IP;

(b)	it has full right, power and authority to grant the licenses and other rights to the other Party referred to in this clause 6; and

(c)	there is no Encumbrance on any Project IP or any of its Licenced Background IP in any manner which is inconsistent with the rights granted to the other Party in this Agreement.

6.11	Each Party acknowledges that where a licence granted under this clause 6 is said to be granted on an exclusive basis, the related Intellectual Property may be subject to non-exclusive licences granted to third parties prior to the date of this Agreement. Where such pre-existing licences are listed on an agreed Statement of Work, they will be deemed to be agreed exceptions from the requirement to grant the licence under this clause 6 on an exclusive basis.

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7	PUBLICATIONS

7.1	A Party (the Publishing Party) wishing to submit for publication, publish, present or otherwise make available to any third party any information referring or relating to the Project, including in any announcement, release, advertising, referral or publicity material (including in any electronic media (a Proposed Publication), must give written notice to the other Party (the Reviewing Party) together with the Proposed Publication at least 60 days prior to the proposed date of the presentation or publication (the Approval Period), unless mutually agreed in writing otherwise.

7.2	During the Approval Period, the Reviewing Party may notify the Publishing Party of any of the following steps it considers should be taken to protect any of the Reviewing Party’s Intellectual Property before the Proposed Publication is published or presented:

(a)	amending the Proposed Publication to remove any Confidential Information or Project Confidential Information of the Reviewing Party; or

(b)	delaying publication to allow the Reviewing Party to seek appropriate protection or registration of any of its Intellectual Property for a period not exceeding 120 days.

7.3	If the Reviewing Party notifies the Publishing Party under clause 7.2 of any steps the Reviewing Party considers should be taken before publication:

(a)	the Publishing Party must not submit for publication, publish, present or otherwise make available to any third party the Proposed Publication until all such steps are taken to the Reviewing Party’s reasonable satisfaction; and

(b)	the Reviewing Party must use reasonable endeavours to take such steps, but the Reviewing Party is not required to take any steps, or to approve any publication which the Reviewing Party considers is contrary to its commercial interests.

7.4	If the Reviewing Party does not notify the Publishing Party under clause 7.2 during the Approval Period, the Proposed Publication is taken to have been approved by the Reviewing Party.

7.5	Nothing in this clause 7 is intended to limit or delay a permitted use or disclosure of Confidential Information or Project Confidential Information under clauses 9.2 and 9.3.

7.6	If requested by a Party, any publication by the other Party must acknowledge the role of the first Party in the Project.

8      NON-SOLICITATION

8.1	During the Term, neither Party may solicit the services of or offer any employment or engagement to any Personnel of the other Party (or its subsidiaries) without first obtaining the approval of an authorised officer of the other Party. The publication of publicly circulated and non-targeted advertisements for employment or the hiring of a person who responds to such an advertisement of his or her own volition will not be deemed to be a breach of this clause.

8.2	If any Party becomes aware of any infringement of the provisions of this clause 8 by the other Party, that Party shall give a notice to the other Party enjoining it to cease any such infringement within fifteen days. In case of failure to comply with this injunction, the other Party shall pay damages (“dommages et intérêts” / “schadevergoeding”) in a lump sum amount of EUR [***], to be increased with EUR [***] for each day that such infringement continues after the fifteenth day after the notice, without prejudice to the Party’s right to claim additional damages if it can establish that it has incurred a prejudice exceeding the above amounts.

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8.3	In case any provisions of this clause 8 would ever be held to exceed the limitations imposed by applicable law, they shall not be nullified but the Parties shall be deemed to have agreed to such provisions which are conform with the maximum permitted by applicable law, and any provision of this clause 8 exceeding such limitations shall automatically be amended accordingly.

9	CONFIDENTIALITY AND ANNOUNCEMENTS

9.1	A Recipient must only use Confidential Information and Project Confidential Information disclosed to it for the purposes of or under this Agreement (including undertaking the Project in accordance with this Agreement and the Statements of Work). A Recipient must not disclose or knowingly permit to be disclosed to any Person (except for any Personnel who need to know the Confidential Information and Project Confidential Information for the purposes of this Agreement or the Project) any Project Confidential Information or Confidential Information which is disclosed to it, without the prior written consent of the Discloser. The Parties hereby agree that any breach of this clause 9 would constitute irreparable harm and that the non-breaching Party shall be entitled to seek specific performance or injunctive relief to enforce this clause 9. The provisions of this clause 9 shall survive the expiration or other termination of this Agreement for a period of [***] years (other than with respect to clearly identified trade secrets of either party, for which this clause 9 shall survive the expiration or other termination of this Agreement indefinitely). Notwithstanding the foregoing provisions of this clause 9.1, a Party is entitled to disclose information required to be disclosed in the context of procuring Project IP rights including patents (whether registrable, registered or patentable), design rights, circuit layouts, copyrights and trademarks under this Clause 9 provided;

(a)	that the application for the intellectual property right listed in 9.1. has been presented and reviewed by the Project Steering Committee prior to filing or any other disclosure of such application; and

(b)	that the disclosed information does not include or refer to any Background IP of the other Party.

9.2	Clause 9.1 does not apply to the extent a Recipient reasonably believes that use or disclosure of any Confidential Information or Project Confidential Information is necessary to lessen or prevent a risk to the life, health or safety of any individual, or to public health or safety.

9.3	Subject to clause 9.4, clause 9.1 does not apply to the extent that any Confidential Information or Project Confidential Information is required to be disclosed pursuant to a Disclosure Requirement.

9.4	If the Recipient receives or becomes subject to a Disclosure Requirement it must, where permitted to do so by the relevant Disclosure Requirement:

(a)	notify the Discloser promptly in writing of the existence and nature of the Disclosure Requirement together with reasonable details of the Confidential Information or Project Confidential Information required to be disclosed pursuant to the Disclosure Requirement; and

(b)	seek the consent of the Discloser prior to making any disclosure of Confidential Information or Project Confidential Information required to be disclosed pursuant to the Disclosure Requirement and must cooperate fully, at the Discloser’s sole cost and expense, with all lawful efforts that the Discloser may wish to make in order to oppose or limit the extent of the disclosure of Confidential Information or Project Confidential Information in connection with the Disclosure Requirement.

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9.5	Notwithstanding clause 9.1 each Party shall be allowed to disclose:

(a)	the existence and terms of this Agreement;

(b)	the existence and terms of all agreed Statements of Work;

(c)	the results and costing of finalized Statements of Work;

(d)	other details of all finalized Statements of Work, other than those that the Project Steering Committee has decided to designate as confidential (acting reasonably);

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(e)	the general status, intermediate results, timing and costing to-date of open Statements of Work; and

(f)	other details of the open Statements of Work, other than those that the Project Steering Committee has decided to designate as confidential (acting reasonably),

in the framework of a due diligence or similar exercise to Persons considering to provide financing to, making an investment in or acquiring securities in the Party and who have entered into confidentiality undertakings with the Party that provide for confidentiality obligations in respect of the information disclosed that are substantially similar to clauses 9.1 to 9.4 and clause 9.6. A Party that discloses to such a potential financier, investor or acquirer under this clause 9.5 will be liable to the other Party for any disclosure by such potential financier, investor or acquirer that would, if done by the disclosing Party, be a breach of this clause 9 (for that purpose disregarding this clause 9.5), unless such potential financier, investor or acquirer has entered into similar confidentiality undertakings directly with the disclosing Party or any of its Affiliates.

9.6	Each Party must use commercially reasonable efforts to ensure that it has in place appropriate technical and organizational measures to protect against unauthorised or unlawful processing of the other Party’s Confidential Information and Project Confidential Information and against accidental loss or destruction of, or damage, to the other Party’s Confidential Information and Project Confidential Information.

9.7	Other than:

(a)	as required by a Disclosure Requirement;

(b)	release of the agreed form of press release attached to this Agreement as Schedule 5 shortly following execution of this Agreement; and

(c)	as may be otherwise agreed in in advance by the Parties (each acting reasonably),

(which shall form exceptions to clause 9.1) each Party agrees that it will not:

(d)	disclose the terms of this Agreement or the details of the collaboration between Cochlear and Nyxoah, including any Project Confidential Information; or

(e)	in any way use or include the other Party’s corporate or trade name or any of the other Party’s trademarks (or any corporate or trade name or trademark of an Affiliate of the other Party),

in any announcement, release, advertising, referral or publicity material (including in any electronic media); provided, however that each Party may repeat in subsequent releases or communications the content of the press release attached to this Agreement as Schedule 5, without the prior written consent of the other Party.

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10   PRIVACY

10.1	Processing of Personal Information and Role of the Parties

Any processing of Personal Information under this Agreement constitutes a processing of Personal Information under the Privacy Legislation.

In the framework of the Agreement, Cochlear and Nyxoah will process:

(a)	Personal Information relating to each other’s Representatives, both acting as a Controller pursuant to clause 10.2; and

(b)	Personal Information provided by the other Party, on behalf and upon instruction of that other Party pursuant to clause 10.3, the Party issuing the instructions acting as the Controller and the Party processing the Personal Information on that basis acting as Processor.

Each Party must do all things requested in writing by the other Party (acting reasonably) to enable each Party to comply with all requirements of the Privacy Legislation, including without limitation the conclusion of the necessary data processing or transfer agreements (such as C-2-C SCC or C-2-P SCC ) and the negotiation in good faith of any amendments to this Agreement or such data processing or transfer agreements, in the case that the circumstances of the data processing activities described in a Statement of Work change during the term of this Agreement.

10.2	Processing of Personal Information by the Parties as Controller

Each Party shall comply as Controller with the applicable requirements of Privacy Legislation in relation to its processing of Representative Data. In this regard, the Parties conclude the C-2-C SCC which are attached as Schedule 3 and form an integral part of this Agreement.

The Parties agree that they will immediately notify the other Party of any actual unauthorised or unlawful access to or processing, loss, destruction or disclosure of that other party’s Personal Information, it being understood that they will likewise notify each other if such event involves Personal Information of a third party but is reasonably relevant for the activities under a Statement of Work.

10.3	Processing of Personal Information by a Party acting as Processor on behalf of the other Party acting as Controller

Under this Agreement, each Party may interchangeably act as Controller or Processor under 10.1(b) above, each Party’s qualification depending on the nature of its involvement in each individual Statement of Work. The specific role of each Party as either Controller or Processor for each Project shall be described in the Statement of Work for the relevant Project.

When the Party acting as Processor in the performance of a specific Statement of Work is established within the EEA (i.e. a transfer from a EEA based Controller to a EEA based Processor or a transfer from a non-EEA based Controller to a EEA based Processor), the Parties agree that the provisions set out in Schedule 4 shall apply to the processing of Personal Information under such Statement of Work.

When the Party acting as Processor in the performance of a specific Statement of Work is established outside the EEA (i.e. transfer from a EEA based Controller to a non-EEA based Processor), the Parties agree to conclude C-2-P SCC, where applicable, for the data transfers under such Statement of Work.

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11   WARRANTIES, INDEMNITY AND INSURANCE

11.1	Each Party warrants that:

(a)	it has the power and authority to enter into and perform its obligations under this Agreement and that the execution of this Agreement by it has been duly and validly authorised by all necessary corporate action;

(b)	it has obtained all necessary consents and approvals required for it to lawfully enter into this Agreement;

(c)	its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms, subject to applicable bankruptcy and insolvency laws, principles of equity and concepts of materiality, reasonableness, good faith and fair dealing; and

(d)	it has sufficient expertise and know-how to enable it to perform its obligations under this Agreement.

11.2	The Parties must effect and maintain during the period of the Project and for seven years thereafter all insurances that a reasonable and prudent person who is engaged in activities of a similar nature to the Project would effect and maintain including:

(a)	public liability insurance for not less than EUR [***] per claim and EUR [***] in the aggregate;

(b)	clinical trials insurance; and

(c)	professional indemnity insurance (including for medical negligence) for not less than EUR [***] per claim and EUR [***] in the aggregate,

and upon request by the other Party, a Party must provide the other Party with evidence of the terms and currency of such insurances.

11.3	Subject to the limitations set out in clause 11.4, each Party agrees and undertakes to indemnify and hold harmless the other Party (the “Indemnified Party”) for, from and against any Loss incurred by the Indemnified Party (and its successors and assigns) arising from any breach by such Party of its warranties or its other obligations under this Agreement.

11.4	The aggregate liability of each Party under this Agreement and all Statements of Work (in each case other than directly caused by that Party’s wilful misconduct) arising out of all acts, omission and events whenever occurring will not under any circumstances:

(a)	in respect of a breach of the Party’s warranties in clause 6.10, and/or the Party’s breach of its obligations to provide a licence in accordance with clause 6, exceed [***];

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(b)	in respect of all other claims under this Agreement and all Statements of Work (other than a breach of a Party’s obligations under clause 9), exceed [***];

(c)	provided that in no event will a Party’s aggregate liability under clauses 11.4(a) and 11.4(b) exceed the lesser of (i) [***]; and (ii) [***]; and

(d)	in respect of any Losses suffered by a Party in connection with all claims by third parties that the Party’s use of the other Party’s Background IP in connection with the Project or as Licenced Background IP, infringes any right of the third party, exceed [***].

12   WORK HEALTH AND SAFETY

12.1	At all times when a Party or any of its Personnel enter into or upon any of the other Party’s Premises in connection with this Agreement or the Project, the Party/Personnel must comply with and must procure that its Personnel comply with:

(a)	all of the other Party’s applicable work health and safety policies, procedures and programs; and

(b)	any and all directions on health and safety from any designated officer of the other Party.

13   WITHHOLDING TAX

13.1	Any payment under this Agreement is made without deduction or withholding for Taxes except to the extent required by any applicable law. Any Tax required to be withheld under any applicable law on amounts payable to the Payee Party under this Agreement shall promptly be paid by the Paying Party on behalf of the Payee Party to the appropriate governmental authority, and the Paying Party will furnish the Payee Party with proof of payment of such Tax as soon as practicable. Any such Tax required to be withheld will be an expense of and borne by the Payee Party, and for the avoidance of doubt, the Payee Party will indemnify and hold the Paying Party (and its Affiliates) harmless from and against any Loss incurred, suffered or sustained by the Paying Partee (or an Affiliate of the Paying Partee) with respect to any Tax required to be withheld.

13.2	The Parties shall cooperate with respect to all documentation required by the relevant taxation authorities or reasonably requested by the Paying Party to secure a refund of Taxes withheld or a reduction in the rate of applicable Taxes withheld.

14	VALUE ADDED TAX

14.1	Notwithstanding any other provision in this Agreement, if any Party to this Agreement is or becomes liable to pay Value Added Tax in connection with any supplies made pursuant to this Agreement (Affected Supplies):

(a)	the Party liable to pay the Value Added Tax may add to the price of all Affected Supplies the amount of Value Added Tax for which said Party is or becomes liable in respect of those Affected Supplies, as calculated by said Party in accordance with the GST Law, the Belgian VAT Code or other applicable law;

(b)	if required by the applicable legislation, the Party providing consideration for the Affected Supplies (Receiver) will pay the amounts or provide any other consideration required to be provided under other provisions of this Agreement for the Affected Supplies (Agreement Price) plus the calculated amount in respect of the Value Added Tax;

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(c)	the additional amount in respect of Value Added Tax (if any) will be payable at the same time or times as the Agreement Price is required to be provided to the relevant Party under the other provisions of this Agreement; and

(d)	the Party supplying the Affected Supplies will issue a tax invoice which enables the Receiver, if permitted by the GST Law, the Belgian VAT Code or such other applicable law, to claim a credit or refund of Value Added Tax.

14.2	If, for any reason, Value Added Tax liability in respect of a particular taxable supply is varied from the additional amount paid by the Receiver in respect of Value Added Tax under paragraph 14.1, then:

(a)	the Party supplying the Affected Supplies must repay to the Receiver the amount of any excess paid by the Receiver to that Party in respect of Value Added Tax above the Value Added Tax liability for the relevant taxable supply (as varied); or

(b)	the Receiver must pay to the Party supplying the Affected Supplies the amount of any shortfall between the amount paid by the Receiver to that Party in respect of Value Added Tax and the Value Added Tax liability for the taxable supply (as varied), as the case may be.

14.3	If, as a result of the abolition of or reduction in the rate of any tax, duty, excise or other Government Agency impost where such abolition or reduction is associated with the introduction of the Value Added Tax (other than income tax), the Party supplying Affected Supplies realises a reduction in the cost of that Party performing its obligations under this Agreement, that Party will reduce the amounts payable by the Receiver under this Agreement in order to pass on the benefits of those cost reductions to the Receiver.

14.4	A reference in this clause 14 to a Party being liable for Value Added Tax includes a reference to the representative member of any GST group or other relevant Value Added Tax group to which that Party may belong.

15   DURATION, BREACH AND TERMINATION

15.1	This Agreement commences on the Commencement Date and continues in full force until the earlier of the End Date and the date on which this Agreement is terminated in accordance with this clause 15 (Term).

15.2	Either Party may terminate this Agreement at any time by giving at least 30 days’ prior written notice to the other Party if that Party concludes on reasonable grounds, and after consultation with the Project Steering Committee, that there is no reasonable prospect of the objectives of the Project being achieved.

15.3	Either Party may terminate this Agreement with immediate effect by notice in writing to the other Party if the other Party:

(a)	commits any material breach of this Agreement (which includes a failure to pay amounts owing under this Agreement when due and payable) the Subscription Agreement (other than a breach of any representation given in such agreement) or the Shareholders’ Agreement and, in the case of a breach capable of being remedied, has failed to remedy the breach within thirty (30) days after receiving a notice requiring it to do so;

(b)	is or becomes insolvent or bankrupt or enters into or becomes subject to any form of insolvency or bankruptcy administration or proceedings anywhere in the world; or

(c)	ceases or threatens to cease to carry on its business(es) (or any material part of its business or business(es)) in the usual course, or if any resolution is proposed or passed for the winding up and liquidation of the Party.

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Collaboration Agreement

15.4	Either Party may terminate this Agreement with immediate effect on 30 days’ notice following a Change of Control of the other Party.

15.5	Termination or expiry of this Agreement will not prejudice any accrued rights or liabilities of a Party or excuse any Party from a breach of this Agreement occurring prior to termination or expiry.

15.6	Any clause of this Agreement which by its nature is intended to survive the termination or expiry of this Agreement will survive and will continue to apply after termination or expiry. Without prejudice to the generality of this clause 15.6, the Surviving Provisions will survive any termination or expiry of this Agreement.

16   CONSEQUENCES OF TERMINATION

16.1	Except as set out in clause 16.2, upon termination or expiry of the Agreement, each Party must, at no additional cost to the other Party:

(a)	immediately cease using and within 14 days return to the other Party (or at the request or with the consent of the other Party, destroy) any physical materials which contain, refer to or embody the Confidential Information of the other Party or the Project Confidential Information, and any hardware, equipment, or property of the other Party in the possession, custody or power of that Party or of any Person to whom that Party has given access; and

(b)	erase or destroy in another way all electronic and other intangible records containing, recording or referring to Confidential Information of the other Party in the possession, custody or power of that Party or of any Person to whom that Party has given access, except that:

(i)	one copy of the Confidential Information and Project Confidential Information may be retained by the Party’s internal or external lawyers;

(ii)	copies of the Confidential Information and Project Confidential Information may be retained on a confidential basis if they are:

A.	electronically archived and not readily accessible; or

B.	contained in board papers or other internal senior management reports; and

(iii)	each Party is entitled to keep Confidential Information and Project Confidential Information held in the files and records it compiles in connection with this Agreement;

provided, however, that in each case the Confidential Information and Project Confidential Information is maintained in accordance with this Agreement for so long as it is retained under this clause 16.1.

16.2	Clause 16.1 shall not apply to any Confidential Information or Project Confidential Information contained in whole or in part in any documents, records or other materials, whether in written, electronic or other intangible form, prepared for purposes of completing work under any agreed Statements of Work, provided, however, that the all such documents are maintained as Confidential information in accordance with this Agreement for so long as it is retained under this clause 16.2.

16.3	In the event of early termination of this Agreement, the Parties agree that they will each cooperate in good faith in reaching decisions concerning the completion of work in progress under outstanding Statements of Work.

17   RELATIONSHIP OF THE PARTIES

17.1	Each of the Parties is an independent contractor and nothing contained in this Agreement shall be construed to (i) give either Party the power to direct and control the day-to-day activities of the other Party, (ii) assume between the Parties a relationship as employer and employee, principal and agent, joint ventures, co-owners or as members of a joint undertaking. Neither Party shall have the right to bind the other Party to any agreement with a third party or to incur any obligation or liability on behalf of the other Party, except as provided herein.

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Collaboration Agreement

17.2	Nothing in this Agreement creates or constitutes or should be deemed to create or constitute any relationship between the Parties or between a Party and the other Party’s Personnel of partnership, joint venture, agency, employment or any other relationship by which one Party may become liable for the acts or omissions of the other Party.

17.3	Nothing in this Agreement permits a Party or its Personnel to act as agent for the other Party or its Personnel or in any way to bind or commit the other Party or its Personnel to any obligation. Neither Party may represent that it has the authority to do so or allow itself to be perceived as having the authority to do so.

17.4	Nothing in this Agreement gives a Party authority to negotiate agreements on behalf of the other Party, to conclude agreements in the name of the other Party or to bind the other Party in any way. Each Party shall be solely and exclusively authorized to negotiate and enter into such agreements on its behalf.

17.5	Nothing in this Agreement permits a Party to hold itself out or permit any person to hold itself out as being authorized to bind the other Party in any way, nor act or reasonably create the impression that it is authorized to bind the other Party in any way.

17.6	Each Party represents and warrants to the other Party that it will make no representations to any third parties regarding the other Party, unless specifically authorized in writing by the other Party.

17.7	Nothing in this Agreement permits a Party to incur or purport to incur any commitment or obligation on behalf of the other Party.

18   DISPUTE RESOLUTION

18.1	In the event of any dispute or difference arising between the Parties in connection with this Agreement (Dispute) the Parties must, for a period of 30 Business Days before either Party institutes any legal proceedings, in good faith attempt to resolve the Dispute by negotiations between nominated representatives of the Parties, each having the power and authority to resolve the Dispute on behalf of the Party they represent.

18.2	Notwithstanding the existence of a Dispute, each of Cochlear and Nyxoah will continue to perform their respective obligations under this Agreement.

18.3	Clause 18.1 does not apply to any legal proceedings instituted by a Party for the purpose of applying for any urgent interlocutory or injunctive relief.

19   COMMUNICATIONS

19.1	Any notices or communications under or relating to this Agreement must be given or made to the contact person for the relevant Party using the contact details set out in the Contract Details, or such other contact details as notified by the relevant Party for the purposes of this clause 19 from time to time.

19.2	A notice or other communication under this Agreement is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or email. If it is delivered, it is taken to have been received when it has been left at the addressee's address. If it is sent by mail, it is taken to have been received five Business Days after it is posted. If it is sent by email, it is taken to have been received when the addressee actually receives it in full and in legible form.

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Collaboration Agreement

20	SUBCONTRACTING

20.1	A Party must not subcontract all or any part of its obligations under this Agreement without the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, unless otherwise permitted in an agreed Statement of Work, in which case no consent shall be required. Where a Party subcontracts any of its obligations under this Agreement, it will be liable for all acts and omissions of its subcontractors as if they were its own acts and omissions.

21	GENERAL

21.1	This Agreement constitutes the entire agreement of the Parties with respect to the subject matter of this Agreement.

21.2	Neither Party has relied upon any oral or written representation made to it or to its Personnel by the other Party, other than those specifically and expressly set out in this Agreement. Each Party has made its own independent investigations into all matters it deemed relevant before executing and delivering this Agreement.

21.3	A waiver by a Party of any default under this Agreement by the other Party will be of no effect unless the waiver is in writing and signed by the Party giving it. The waiver of any default will not be deemed a waiver of any other default or of any continuing or subsequent default.

21.4	A reference in this Agreement to any clause of this Agreement includes all sub-clauses of that clause.

21.5	A reference to “includes” or “including” is not a form of limitation.

21.6	A reference to any legislation includes that legislation as amended, modified, re-enacted or replaced from time to time and any rules, regulations or statutory instruments issued or proclaimed pursuant to it.

21.7	If an act must be done on a specified day which is not a Business Day, the act must be done instead on the next Business Day.

21.8	This Agreement may only be amended by an instrument in writing signed by all of the Parties.

21.9	Except as expressly permitted by this Agreement, neither Party may assign or transfer this Agreement or any rights or obligations under this Agreement to any Person, without the prior written consent of the other Party (not to be unreasonably withheld).

21.10	Each Party agrees and acknowledges that if it defaults under any provision of this Agreement including in relation to:

(a)	the protection or registration of any Project IP; or

(b)	the unauthorised use or disclosure of Confidential Information or Project Confidential Information,

the other Party may not have an adequate remedy at law and may apply for immediate injunctive relief.

21.11	If any provision of this Agreement (in whole or part) is held or found to be void, invalid or otherwise unenforceable, that provision (or the relevant part of it) will be severed from this Agreement. The invalidity of any provision in whole or part does not affect the validity of the remaining provisions of this Agreement.

21.12	This Agreement terminates and supersedes all previous agreements between or among the Parties in relation to its subject matter.

21.13	This Agreement may be executed in any number of counterparts and all counterparts taken together constitute one instrument, but this Agreement is of no force or effect until the signed counterparts are exchanged.

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Collaboration Agreement

21.14	This Agreement and any non-contractual obligations arising out of or in connection with it shall be governed by and must be construed in accordance with the laws of Belgium.

21.15	The courts of Brussels, Belgium shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to non-contractual obligations arising out of or in connection with this Agreement).

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SCHEDULE 1

[***]

Company Confidential

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Collaboration Agreement

SCHEDULE 2

[***]

Company Confidential	Page ii

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Collaboration Agreement

SCHEDULE 3

[***]

Company Confidential	Page iii

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Collaboration Agreement

Schedule 4

[***]

Company Confidential	Page iv

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Collaboration Agreement

SCHEDULE 5

[***]

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